Exhibit 99.2

Summary Consolidated Historical Financial Data

The following table sets forth our summary consolidated historical financial data for fiscal years ended December 31, 2008, 2009 and 2010, and for the nine months ended September 30, 2010 and 2011. The summary consolidated historical financial data set forth below should be read in conjunction with our consolidated financial statements and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011.

The summary consolidated historical financial data for the fiscal years ended December 31, 2008, 2009 and 2010 has been derived from our audited consolidated historical financial statements, which have been audited by Grant Thornton LLP. The summary consolidated unaudited historical financial data as of September 30, 2011 and for the nine months ended September 30, 2010 and 2011 has been derived from our consolidated unaudited historical financial statements which, in the opinion of management, include all adjustments, including usual recurring adjustments, necessary for the fair presentation of that information for such periods. The financial data presented for the interim periods is not necessarily indicative of the results to be expected for the full year.

The “as adjusted” balance sheet data set forth below gives effect to the expected proceeds from the rights offering assuming full participation and the offering of the Notes as if it had occurred on September 30, 2011.

Operating and Other Financial Data:

	Year Ended December 31,			Nine Months Ended September 30,
	2008	2009	2010	2010	2011
	(in millions, except per unit data)
Consolidated revenues:
Investment	$(2,783)	$1,596	$912	$688	$1,213
Automotive(1)	5,727	5,397	6,239	4,644	5,273
Gaming	—	—	78	—	478
Railcar	821	444	270	175	319
Food Packaging	290	296	317	240	255
Metals	1,243	384	725	550	839
Real Estate	103	96	90	69	73
Home Fashion	438	382	431	308	263
Holding Company	299	10	57	(43)	22
	$6,138	$8,605	$9,119	$6,631	$8,735
Adjusted EBITDA before non-controlling interests(5):
Investment	$(2,837)	$1,453	$823	$624	$1,123
Automotive(1)	635	509	680	505	549
Gaming	—	—	6	—	65
Railcar	90	66	3	3	31
Food Packaging	37	55	50	40	40
Metals	122	(23)	24	20	29
Real Estate	35	49	40	29	37
Home Fashion	(35)	(20)	(32)	(20)	(16)
Holding Company	119	(12)	69	(17)	8
	$(1,834)	$2,077	$1,663	$1,184	$1,866
Adjusted EBITDA attributable to Icahn Enterprises(5):
Investment	$(334)	$469	$342	$259	$528
Automotive(1)	478	376	514	379	413
Gaming	—	—	1	—	31
Railcar	50	36	2	2	16
Food Packaging	30	40	37	29	29
Metals	122	(23)	24	20	29
Real Estate	35	49	40	29	37
Home Fashion	(22)	(13)	(23)	(13)	(11)
Holding Company	119	(12)	17	(17)	8
	$478	$922	$954	$688	$1,080
Other financial data:
Capital expenditures	$858	$230	$422	$309	$359
Cash distributions declared per LP unit	1.00	1.00	1.00	0.75	0.45

Balance Sheet Data:

	As of September 30, 2011
	Actual	As Adjusted(2)
	(in millions, except ratios)
Liquid assets:
Holding Company cash & cash equivalents(3)	$603	$1,450
Holding Company interests in Funds	2,831	2,831
Holding Company liquid assets	$3,434	$4,281
Total consolidated assets	$22,478	$23,325
Total Holding Company debt	3,123	3,473
Total debt	6,489	6,839
Equity:
Attributable to Icahn Enterprises	3,631	4,131
Attributable non-controlling interests	3,771	3,771
Total equity	$7,402	$7,902
Ratios:
Holding Company asset value(4) to Holding Company debt	2.1x	2.2x
Holding Company asset value(4) (net of cash and cash equivalents) to Holding Company net debt	2.4x	3.0x
Holding Company liquid assets to Holding Company debt	1.1x	1.2x

(1)	Automotive segment results for 2008 are for the periods commencing March 1, 2008.
(2)	“As adjusted” balance sheet data gives effect to the expected proceeds from the rights offering assuming full participation and the offering of the Notes as if they had occurred on September 30, 2011.
(3)	Includes Holding Company liquid investments (excluding our interest in the Funds) of $164 million.
(4)	See page 4 of this offering memorandum for the calculation of Holding Company asset value. Certain asset values of our publicly traded companies for purpose of the ratios are as of September 30, 2011.
(5)	EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of impairment, restructuring costs, certain non-cash pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, discontinued operations and gains/losses on extinguishment of debt. We present EBITDA and Adjusted EBITDA on a consolidated basis, net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain non-cash pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, discontinued operations and gains/losses on extinguishment of debt. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA and Adjusted EBITDA present meaningful measures of corporate performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under U.S. GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA and Adjusted EBITDA only supplementally in measuring our financial performance.

The following table reconciles, on a basis attributable to Icahn Enterprises, net income attributable to Icahn Enterprises to EBITDA and EBITDA to Adjusted EBITDA for the periods indicated:

	Year Ended December 31,			Nine Months Ended September 30,
	2008	2009	2010	2010	2011
	(in millions)
Attributable to Icahn Enterprises:
Net (loss) income	$(26)	$253	$199	$117	$490
Interest expense	295	268	338	249	282
Income tax expense (benefit)	327	(40)	11	19	45
Depreciation, depletion and amortization	270	317	328	239	226
EBITDA attributable to Icahn Enterprises	$866	$798	$876	$624	$1,043
Impairment of assets	$337	$34	$8	$9	$2
Restructuring charges	117	37	12	10	6
Purchase accounting inventory adjustment	54	—	—	—	—
Expenses associated with U.S. based funded pension plans	3	50	40	29	25
OPEB curtailment gains	—	—	(22)	(21)	—
Discontinued operations	(753)	(1)	—	—	—
Net (gain) loss on extinguishment of debt	(146)	4	40	40	—
Other	—	—	—	(3)	4
Adjusted EBITDA attributable to Icahn Enterprises	$478	$922	$954	$688	$1,080